EXHIBIT 7.1

Directors and Executive Officers of the Reporting Persons as of June 23, 2005.

The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director and executive officer of the relevant Reporting Person is set forth below.

1. Reachtown Limited

Name:	Present Principal Occupation and Employment:

Directors

Oleg Tscheltzoff	Director, Reachtown Limited 45 Ealing Road Wembley, Middlesex HA0 4BA United Kingdom;

and

15/21 Bd. Lessi Ukrainki, Kiev, Ukraine

Patrick Chassany	Director, Reachtown Limited 45 Ealing Road Wembley, Middlesex HA0 4BA United Kingdom;

and

57 Boulevard Gabriel Péri 92320 Chantillon, France

2. Waco Services Limited

Name:	Present Occupation and Employment:

Directors

Mario Kontemeniotis	Director, Waco Services Limited 82A Makariou III Avenue, 3rd Floor, PO Box 20695, Nicosia, Cyprus 1662;

and

4 Pantelli Katelari Street, Engomi Nicosia, Cyprus 2413

3. White Plains Enterprises Limited

Name:	Present Principal Occupation and Employment:

Directors

Mario Kontemeniotis	Director, Waco Services Limited 82A Makariou III Avenue, 3rd Floor, PO Box 20695, Nicosia, Cyprus 1662;

and

4 Pantelli Katelari Street, Engomi Nicosia, Cyprus 2413